Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Southern Company Gas
Southern Company Gas Capital Corporation
(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Southern Company Gas Capital Corporation Debt Securities	457(o)
	Other	Guarantee of Debt Securities by Southern Company Gas (1)	457(o)
	Debt	Southern Company Gas Capital Corporation Junior Subordinated Notes	457(o)
	Other	Guarantee of Junior Subordinated Notes by Southern Company Gas (1)	457(o)
	Unallocated (Universal) Shelf (2)		457(o)			$1,694,363,000	.0000927	$157,067.45
Fees Previously Paid

Carry Forward Securities
Carry Forward Securities	Debt	Southern Company Gas Capital Corporation Debt Securities	415(a)(6)
	Debt	Guarantee of Debt Securities by Southern Company Gas	415(a)(6)
	Debt	Southern Company Gas Capital Corporation Junior Subordinated Notes	415(a)(6)
	Debt	Guarantee of Junior Subordinated Notes by Southern Company Gas	415(a)(6)
	Unallocated (Universal) Shelf (2)		415(a)(6)	$805,637,000		S-3	333-231185	May 14, 2019	$97,643.20
	Total Offering Amounts			$2,500,000,000	$157,067.45
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due				$157,067.45

(1)No separate consideration will be received for the Guarantee of Debt Securities or the Guarantee of Junior Subordinated Notes by Southern Company Gas, and, pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no registration fee is required with respect to these securities.

(2)The Registration Statement to which this Calculation of Filing Fee Table is attached (the “Registration Statement”) covers such presently indeterminate principal amount of Debt Securities and Junior Subordinated Notes of Southern Company Gas Capital Corporation and Guarantees thereof by Southern Company Gas (together, the “Securities”), with an aggregate initial offering price not to exceed $2,500,000,000. Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, this Calculation of Filing Fee Table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Southern Company Gas Capital Corporation and Southern Company Gas previously filed a Registration Statement on Form S-3 (File No. 333-231185) (the “Prior Registration Statement”), which registered an unallocated aggregate offering price of $1,750,000,000 of Securities, $805,637,000 of which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes the Unsold Securities and Southern Company Gas Capital Corporation and Southern Company Gas are continuing to apply the filing fee of $97,643.20 previously paid in connection with the Unsold Securities to the Unsold Securities. The net filing fee due of $157,067.45 relates to the $1,694,363,000 aggregate offering price of newly-registered Securities. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of the Registration Statement.